Exhibit 99.1
Conduent Incorporated
Unaudited Pro Forma Condensed Consolidated Financial Statements
Introduction
As previously announced on September 19, 2023, Conduent Incorporated ("Conduent" or the “Company”), by and through its wholly owned subsidiary, Conduent Business Services, LLC ("CBS"), entered into a Custodial Transfer and Asset Purchase Agreement (the "Purchase Agreement") with HealthEquity, Inc. ("HealthEquity"), to transfer its BenefitWallet health savings account ("HSA") and medical savings account ("MSA") portfolio (collectively, the “Business”) to HealthEquity (the "Transfer"). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Purchase Agreement.
The Purchase Agreement provides that HealthEquity will, over the course of the several Conversion Dates, pay to CBS an aggregate purchase price of $425 million (the “Purchase Price”), subject to a purchase price adjustment following the Final Conversion Date based on the amount of HSA and MSA assets actually transferred, as consideration for its acquisition of the exclusive right to act as custodian of the HSA Accounts and MSA Accounts (and the assumption of certain specified obligations). The Transfer closes in multiple tranches. A pro-rata portion of the Purchase Price, based upon the relative value of HSA and MSA assets transferred in the respective tranche, shall be payable upon each Conversion Date.
On March 7, 2024, following completion of the first tranche of the Transfer, the Initial Conversion Date was attained and Conduent received $164 million as the pro-rata share of the Purchase Price. Conduent anticipates the remaining two tranches will be completed by May 9, 2024.
On March 13, 2024, Conduent notified Bank of America, N.A., the Administrative Agent for our Credit Agreement, that we intend to use the $164 million proceeds to voluntarily prepay a portion of the outstanding balance of the Senior Secured Term Loan B.
The unaudited pro forma condensed consolidated financial information of the Company was derived from the historical condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet gives effect to the Transfer as if it occurred on December 31, 2023. The unaudited pro forma condensed consolidated statements of income (loss) for the year ended December 31, 2023, give effect to the Transfer as if it occurred on January 1, 2023. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical financial statements and accompanying notes for the year ended December 31, 2023, which were included in the Company’s Form 10-K filed on February 21, 2024.
The transaction accounting adjustments for the Transfer remove results of operations and also give effect to adjustments to reflect the cash proceeds of $425 million from the Transfer and the payment of related income taxes of $85 million. As of January 1, 2023 and December 31, 2023, there were no material asset or liability balances related to the Business.
The unaudited pro forma condensed consolidated financial information is based on information currently available and assumptions that the Company believes are reasonable. Such information is provided for illustrative and informational purposes only and is not intended to reflect what the Company’s consolidated financial position and results of operations would have been had the Transfer occurred on the dates indicated above and is not necessarily indicative of the Company’s future consolidated financial position and results of operations.

Exhibit 99.1
Conduent Incorporated
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2023

(in millions)	Conduent Historical	Transaction Accounting Adjustments	Notes	Unaudited Pro Forma
Assets
Cash and cash equivalents	$498	$340	(a)	$838
Accounts receivable, net	559	—		559
Assets held for sale	180	—		180
Contract assets	178	—		178
Other current assets	240	—		240
Total current assets	1,655	340		1,995
Land, buildings and equipment, net	197	—		197
Operating lease right-of-use assets	191	—		191
Intangible assets, net	32	—		32
Goodwill	651	—		651
Other long-term assets	436	—		436
Total Assets	$3,162	$340		$3,502
Liabilities and Equity
Current portion of long-term debt	$34	$—		$34
Accounts payable	174	—		174
Accrued compensation and benefits costs	183	—		183
Unearned income	91	—		91
Liabilities held for sale	58	—		58
Other current liabilities	328	13	(b)	341
Total current liabilities	868	13		881
Long-term debt	1,248	—		1,248
Deferred taxes	30	23	(c)	53
Operating lease liabilities	157	—		157
Other long-term liabilities	84	—		84
Total Liabilities	2,387	36		2,423

Series A convertible preferred stock	142	—		142

Common stock	2	—		2
Treasury stock, at cost	(27)	—		(27)
Additional paid-in capital	3,938	—		3,938
Retained earnings (deficit)	(2,849)	304	(d)	(2,545)
Accumulated other comprehensive loss	(435)	—		(435)
Total Conduent Inc. Equity	629	304		933
Non-controlling Interest	4			4
Total Equity	633	304		937
Total Liabilities and Equity	$3,162	$340		$3,502

Exhibit 99.1
Conduent Incorporated
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
For the Year Ended December 31, 2023

(in millions, except per share data. Shares in thousands)	Conduent Historical	Transaction Accounting Adjustments	Notes	Unaudited Pro Forma
Revenue	$3,722	$(118)	(e)	$3,604

Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	2,888	(16)	(e)	2,872
Selling, general and administrative (excluding depreciation and amortization)	458	(14)	(e)	444
Research and development (excluding depreciation and amortization)	7	—		7
Depreciation and amortization	264	(2)	(e)	262
Restructuring and related costs	62	—		62
Interest expense	111	—		111
Goodwill impairment	287	—		287
(Gain) loss on divestitures and transaction costs, net	10	(412)	(f)	(402)
Litigation settlements (recoveries), net	(30)	—		(30)
Other (income) expenses, net	(3)	—		(3)
Total Operating Costs and Expenses	4,054	(444)		3,610

Income (Loss) Before Income Taxes	(332)	326		(6)

Income tax expense (benefit)	(36)	79	(g)	43
Net Income (Loss)	$(296)	$247		$(49)

Net Income (Loss) per Share:
Basic	$(1.41)			$(0.28)
Diluted	$(1.41)			$(0.28)

Weighted Average Shares Outstanding (Basic and Diluted)	216,779			216,779

Exhibit 99.1
Conduent Incorporated
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
1. Basis of Presentation
The unaudited pro forma condensed consolidated financial statements give effect to the transaction accounting adjustments necessary to reflect the transfer of the Business (the “Transfer”) as if it had occurred:
(a)    on January 1, 2023, in the unaudited pro forma statement of income (loss) for the year ended December 31, 2023; and
(b)    on December 31, 2023, in the unaudited pro forma balance sheet.
2. Pro Forma Adjustments
The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:
(a)    Adjustment reflects cash proceeds of $425 million from the Transfer less tax payment of $85 million related to the gain on the Transfer and before any use of proceeds related to the Transfer.
(b)    Adjustment represents accrual of estimated direct transaction costs totaling $13 million.
(c)    Adjustment represents the estimated utilization of $23 million of deferred tax assets as a result of the Transfer.
(d)    Adjustment reflects after tax gain as if the Transfer had occurred on December 31, 2023. The after-tax gain on disposal is calculated as follows: $425 million representing the net cash proceeds of the Transfer less (i) estimated direct transaction costs of $13 million and (ii) estimated income tax provision of $108 million. As of December 31, 2023, there were no material asset or liability balances related to the Business.
(e)    Adjustments reflect the elimination of revenue, costs of services, and operating expenses of the Business, including estimated IT infrastructure costs, enterprise application costs and certain corporate overhead expenses that are expected to be eliminated.
(f)    Adjustment reflects gain as if the Transfer had occurred on January 1, 2023. The gain on disposal is calculated as follows: $425 million representing the net cash proceeds less estimated direct transaction costs of $13 million. As of January 1, 2023, there were no material asset or liability balances related to the Business.
(g)    Adjustments represent the estimated income tax effect of the transaction accounting adjustments.